Exhibit 5.1

Shutts & Bowen LLP 200 South Biscayne Boulevard Suite 4100 Miami, FL 33131

February 4, 2026

Duos Technologies Group, Inc.

7660 Centurion Parkway

Suite 100

Jacksonville, Florida 32256

Re:        Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Duos Technologies Group, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 pursuant to General Instruction E thereunder (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale by the Company of up to 2,208,637 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), to be issued pursuant to equity awards (“Awards”) granted under the Company’s 2021 Equity Incentive Plan, as amended (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and such corporate records, documents, instruments and certificates of public officials and of the Company that we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinions set forth below.

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinions expressed below are subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based upon the foregoing examination, we are of the opinion that, based upon the assumptions listed above, the Shares when issued and paid for in accordance with the terms of the Plan (and any Award Agreements issued thereunder) will be duly authorized, validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Florida. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction. For purposes of this opinion, we assume that the Awards and Shares will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Shutts & Bowen LLP